Exhibit 32
Certification Pursuant to Section 906
In connection with the quarterly report on Form 10-Q/A of UTi Worldwide Inc. (the Company) for the quarter ended July 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Roger I. MacFarlane, as Chief Executive Officer of the Company, and Lawrence R. Samuels, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger I. MacFarlane
	Name:	Roger I. MacFarlane
	Title:	Chief Executive Officer
Date: December 21, 2006

/s/ Lawrence R. Samuels
	Name:	Lawrence R. Samuels
	Title:	Chief Financial Officer
Date: December 21, 2006